                     AMENDMENT NO. 12 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  ADVISOR CLASS

     THIS AMENDMENT NO. 12 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
is made as of the 1st day of August, 2004, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers are parties to a certain Master Distribution and
Shareholder Services Plan dated September 3, 1996, amended June 13, 1997,
September 30, 1997, June 30, 1998, November 13, 1998, February 16, 1999, July
30, 1999, November 19, 1999, June 1, 2000, April 30, 2001 ,December 3, 2001 and
September 3, 2002 (the "Plan"); and

     WHEREAS, American Century Capital Portfolios, Inc. has added an Advisor class for Mid Cap Value Fund; and

     WHEREAS, Tax-Managed Value Fund and Large Cap Value Fund have changed their names; and

     WHEREAS, the parties desire to amend the Plan to reflect these changes.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     2. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by
Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment
No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9,
Amendment No. 10, Amendment No. 11 and this Amendment No. 12.

     3. In the event of a conflict between the terms of this Amendment No. 12 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 12 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 12, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 12 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 12 as of the date first above written.

                              AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                              AMERICAN CENTURY MUTUAL FUNDS, INC.
                              AMERICAN CENTURY STRATEGIC ASSET
                                ALLOCATIONS, INC.
                              AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  /s/ Charles C.S. Park
                              BY: ---------------------------------------
                                  Charles C.S. Park
                                  Vice President of each of the Issuers

                                   SCHEDULE A

                      SERIES OFFERING ADVISOR CLASS SHARES

Fund                                                        Date Plan Adopted
----                                                        -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
»    Equity Income Fund                                September 3, 1996
»    Value Fund                                        September 3, 1996
»    Real Estate Fund                                  June 13, 1997
»    Small Cap Value Fund                              June 30, 1998
»    Large Company Value Fund                          July 30, 1999
»    Mid Cap Value Fund                                August 1, 2004

AMERICAN CENTURY MUTUAL FUNDS, INC.
»    Balanced Fund                                     September 3, 1996
»    Growth Fund                                       September 3, 1996
»    Heritage Fund                                     September 3, 1996
»    Select Fund                                       September 3, 1996
»    Ultra Fund                                        September 3, 1996
»    Vista Fund                                        September 3, 1996
»    Capital Value Fund                                February 26, 1999
»    Veedot Fund                                       November 19, 1999
»    Veedot Large-Cap Fund                             November 19, 1999

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
»    Strategic Allocation: Aggressive Fund             September 3, 1996
»    Strategic Allocation: Conservative Fund           September 3, 1996
»    Strategic Allocation: Moderate Fund               September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
»    International Growth Fund                         September 3, 1996
»    International Discovery Fund                      September 3, 1996
»    Emerging Markets Fund                             September 3, 1996
»    Global Growth Fund                                December 1, 1998
»    Life Sciences Fund                                June 1, 2000
»    Technology Fund                                   June 1, 2000
»    European Growth Fund                              May 1, 2001